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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report in the Registrations (Form S-3 No. 333-64995 and 333-65005) and related prospectus of Synagro Technologies, Inc. for the registration of 2,850,622 shares of its common stock, incorporated by reference with respect to the financial statements of Amsco, Inc. included in Synagro Technologies, Inc.'s Current Reporting Form 8-K/A, dated July 7, 1999, filed with the Securities and Exchange Commission.



/s/ Royster Smith Shelton & Company, P.C.

Royster Smith Shelton & Company, P.C.

Winston-Salem, NC

August 25, 1999